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DAVIDSON & COMPANY
Chartered Accountants
A Partnership of Incorporated Professionals
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                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS





 We consent to use in this Registration Statement of Jewett Cameron Trading Company Ltd. (the "Company") on Form SB-2, our report dated October 19, 2000, relating to the Company's financial statements appearing in this Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in this Registration Statement.






                                                           "DAVIDSON & COMPANY"


Vancouver, Canada                                          Chartered Accountants

July 31, 2001
                          A Member of SC INTERNATIONAL

             Suite 1200, Stock Exchange Tower, 609 Granville Street
         P.O. Box 10372, Pacific Centre, Vancouver, BC, Canada, V7Y 1G6
                   Telephone (604) 687-0947 Fax (604) 687-6172